EXHIBIT 99.1

FINAL TRANSCRIPT

Conference Call Transcript

PWR - Quanta Services Revises Second Quarter Estimate

Event Date/Time: Jul. 26. 2004 / 8:00 AM CT Event Duration: 26 min

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PWR - Quanta Services Revises Second Quarter Estimate

CORPORATE PARTICIPANTS
Ken Dennard
Managing Partner - DRG&E
John Colson
Quanta Services - Chairman & CEO
James Haddox
Quanta Services - CFO

CONFERENCE CALL
PARTICIPANTS
Sanjay Shrestha
First Albany - Analyst
Alex Rygiel
Friedman, Billings, Ramsey & Co. - Analyst
Mike Barone
Akela Capital - Analyst
Bob Sales
LMK Capital Mgmt - Analyst
Mark Bishop
Boston Company - Analyst
David Muccia
Front Point Partners – Analyst
Alan Streiter
McMahan Securities - Analyst

PRESENTATION

Operator

Good morning ladies and gentlemen and welcome to the Quanta Services conference call. At this time all participants are in listen-only mode. Following today’s presentation instructions will be given for the question-and-answer session. If anyone needs assistance at any time during the conference, please press the star followed by the zero on your touch-tone phone. As a reminder this conference is being recorded today, Monday, July 26, 2004. I would now like to turn the conference over to Mr. Ken Dennard. Please go ahead, sir.

Ken Dennard - Managing Partner - DRG&E

Thanks Dustin and good morning everyone. We appreciate you joining us for Quanta Services conference call to review Friday’s news release. Before I turn the call over to management, I have the normal housekeeping details to run through. If you would like to be on the email distribution or fax list to receive future news releases for Quanta or if you experience a technical problem or did not receive your fax or e-mail on Friday, please call our offices at DRG&E and relay that information to us. Our number is 713-529-6600.

Also, if you would like to listen to a replay of today’s call, it will be available via webcast by going to www.QuantaServices.com and click on the webcast section there. Also, there is a telephonic recorded instant replay that will be available for seven days 24 hours a day. To use that dial-in replay feature, dial 303-590-3000 and use the pass code 11004284. And of course that information is also in the release.

Information reported on this call speaks only as of today, July 26, 2004, and therefore you are advised that time-sensitive information may no longer be accurate as of the time of

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PWR - Quanta Services Revises Second Quarter Estimate

any replay. Also as you know this conference call today contains various forward-looking statements and information, including management’s expectations regarding revenues, earnings per share and other results for the second quarter and full year 2004. These statements are based on management’s beliefs, as well as assumptions made by and information currently available to management.

Although the Company believes that expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will have proven to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including among other factors, the future growth of electric utility and telecommunications outsourcing industry, the ability for Quanta to effectively integrate the operations of its companies, access to sufficient funding, compliance with financial covenants, dependence on fixed-price contracts, cancellation provisions in contracts, and the departure of key personnel, as well as general risks related to the industries which Quanta operates. Should one or more of these risks materialize or should underlying assumptions prove to have been.... (Technical difficulty with Mr. Dennard’s line occurred at this point.)

Operator

Ladies and gentlemen, I do apologize for the technical difficulties at this time. We would now like to turn the conference over to Mr. John Colson. Please go ahead.

John Colson - Quanta Services - Chairman & CEO

Good morning everyone. Friday we announced the revision of our expectations for second-quarter financial results. We now estimate a loss per share between 3 to 4 cents compared to our previous guidance of earnings of 2 to 5 cents. We expect our revenues to be within our original expectations at approximately $390 million.

James Haddox, our Chief Financial Officer, is with me today. After I provide some brief insight into our announcement, we will both be available for a few questions. Our regular conference call to review second-quarter financial results and operational performance in each industry we serve will take place August 6, 2004.

Also, I should point out that all of the numbers I quote today are preliminary. We continue to review the financial information, and the final numbers will be given on our August 6 conference call.

Two key elements had significant impact on our second-quarter earnings per share:

Our pretax profits are expected to be approximately breakeven for the quarter. Our estimated annual effective tax rate can fluctuate based on pretax income estimates for the year. Our previous effective tax rate of 48 percent was based on estimated annual pretax income for fiscal year 2004 as of our last conference call. For the six months ended June 30, 2004 our effective tax rate of approximately 33 percent is calculated based on year-to-date earnings without regard to year end estimates. In any event, we do not expect to pay cash taxes this year because of the utilization of NOL carryforwards. The effect of this change in our estimated tax rate was 3 to 4 cents per share.

Also our electric utility operating units experienced lower-than-expected margins throughout the second quarter. Our utility customers continue to face significant financial pressures and limited regulatory progress. In response to these issues many utilities have consolidated their operations into their core business units in an effort to maximize their overall operational and financial performance. During these times utilities tend to reduce capital spending, conserving cash to pay down debt. The money that is spent is used for maintenance, which traditionally carries lower margins than capex projects.

Those utilities that realize that they can cut costs more significantly by outsourcing are often placing pressure on their service providers to reduce pricing, thus reducing

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PWR - Quanta Services Revises Second Quarter Estimate

supplier margins. In addition, material prices, such as steel, aluminum, wood and copper, have increased significantly during the first six months of this year. These price increases have a dampening effect on spending as the overall cost of a project is increased for our customers.

Although temporary, these scenarios have a negative impact on our business. We are committed to our customers and determined to provide them with superior services on an ongoing basis. However, we are curtailing certain relationships rather than lowering margins.

With no incentive to invest in the transmission grid, no mandatory reliability standards, pressure to reduce costs and reduce debt loads and legislative progress at a standstill, utilities are not motivated to undertake new network investment initiatives.

The second quarter is usually the prime bidding season for our utility customers. This year, for the second year in a row, there was not a significant increase in spending activity during the second quarter. As a result, our utility backlog has increased only slightly during the period.

With a heat wave in the West in full swing and the anniversary of the Northeast blackout looming, the lack of investment in maintaining or upgrading power infrastructure is getting a lot of attention. In one case one of our customers was publicly criticized in reports by the Public Utility Commission and the Office of Consumer Counsel. The reports raised concerns about whether the, and I quote, “the utility is spending enough money on maintenance to keep the system running at acceptable levels.” - end quote - The PUC report indicated that there is, and I quote again, “significant potential for more outages this summer based on the condition of the system.”- end quote -

I believe this type of attention is on the rise as we approach peak power demand levels and again test the capacity of the nation’s power delivery system.

The impact of this operating environment on each of our operating units varies from little to significant based on their customer base, service offerings and spending levels. In an effort to increase margins while maintaining revenues, we have continued the implementation of best practices and training sessions. These sessions have focused on how to work with customers to meet their expectations and cost-cutting goals while minimizing the impact to our bottom line. Our utility gross margins have increased over 40 percent from the first quarter. A large part of this increase was due to improved weather, but we believe our ongoing initiatives have had a positive impact on our business.

It is still early to see the direct impact of all of these changes, but we believe that these changes will strengthen our negotiating power with the customer while maintaining operational efficiencies.

Looking to the other industries that we serve . . .

The wireline telecom industry is beginning to gain momentum. The market is looking better than it has in years with industry leaders, such as Verizon and SBC, announcing fiber-to-the-premise and fiber-to-the-node initiatives to meet increasing demand for voice, data and video services. Quanta is in active discussions regarding deployment of these facilities and is well- positioned to benefit from these initiatives. We have won several contracts and are bidding or negotiating additional work weekly.

The wireless side of our telecom business is also doing well with significant margin improvements over the past several months. With recent announcements by Cingular and Sprint for 3G rollouts, this side of the telecom group has also turned around and is looking much better.

The commercial and industrial inside electrical business had a negative impact on our second-quarter results also. This business represents a small portion of our total revenues yet is one of the areas of Quanta where commodity pricing on

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PWR - Quanta Services Revises Second Quarter Estimate

materials affects our profitability directly. This business has been better until the second quarter.

Revenues from our broadband cable operations continue to decline as spending from Comcast and other providers tapers off. We do not expect significant growth in this area for the remainder of 2004.

To summarize our financial performance in the second quarter: revenues were on track with our projections, although down year-over-year; gross profit margins increased approximately 50 percent over the first quarter; we continue to work on reducing SG&A, although impacted by recent professional fees primarily related to Sarbanes-Oxley; and we remain in a strong financial position with approximately $200 million of cash on hand.

In our call on August 6th, we will provide a full review of our financial results, and we will delve into the specific industries we serve, the trends impacting our business and outlook for the future.

I hope this summary has provided you with the insight into our revised expectations.

Now we will open the call for a few questions.

QUESTION AND ANSWER

Operator

Thank you sir. (OPERATOR INSTRUCTIONS). Our first question comes from Sanjay Shrestha with First Albany. Please go ahead with your question.

Sanjay Shrestha - First Albany - Analyst

Great. Thank you. Good morning guys. Just a couple of quick questions here – I was hoping to understand in terms of the major delta here for what the numbers are going to look like for the second quarter and the, you know, the timing when we projected that it’s going to be 2 to 5 cents. I mean obviously the spending, overall spending dynamics within the utility industry, has not changed that much. So you know what are some of the specific items that were significantly different than what you were expecting at the point in time when you gave the guidance? Can you talk a little bit more about that?

James Haddox - Quanta Services - CFO

Yes, Sanjay. This is James Haddox. I’ll delve into that a little bit. First of all, we only missed the pretax income by about 2 cents, so most of the change from the lower part of our range, came from the change in the effective tax rates. Approximately a penny of the miss came for the commercial and industrial or inside electrical work as that business was affected by higher commodity prices, and the rest of the decrease came from the utility margins. With spending being lower, there was not much of a bidding season, and that in and of itself had some effect on margins. Most of the work that was awarded during the quarter was maintenance work. Typically it carries lower margins than capital project work does.

We also saw a difference in the mix of work, which is kind of what I was alluding to just

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PWR - Quanta Services Revises Second Quarter Estimate

then with higher maintenance as a percentage of revenues versus capex. And there were some weather affects in Texas, but that was mostly offset by storm work throughout the Midwest and also an increased level of work in California. We had projected the revenues fairly accurately, but we missed the margin projection due to those items that I just talked about.

Sanjay Shrestha - First Albany - Analyst

That’s great. Just a quick follow-up on that. Given that you know the second-quarter is the biggest bidding season, I know you guys are going to talk a lot about it in your August 6th call, but does it potentially mean that we probably wouldn’t have any net income here for the full year 2004? And if so is the case, can you talk a little bit more about your expected cash generation during the year?

James Haddox - Quanta Services - CFO

We’re not giving any projections at this point in time for the rest of the year. We expect that we will update our projections for the third quarter on August 6th. I think that we had a pretty good amount of conservatism built into our previous forecast for cash flow for the year. We still think that we will be somewhere close to $100 million even with the reduced profits for the second quarter and potentially [inaudible] lower projections for the rest of the year. But I feel fairly comfortable that we will still be there, close to $100 million. Part of the comfort comes from the fact that we are looking at potentially selling our receivable to Adelphia. But that is not a big piece; that’s not considered right now in the number that I give you when I say I think we’re going to be close to $100 million.

Sanjay Shrestha - First Albany - Analyst

Great. Thanks, guys.

Operator

Our next question comes from Alex Rygiel with Friedman, Billings, Ramsey & Co. Please go ahead with your question.

Alex Rygiel - Friedman, Billings, Ramsey & Co. - Analyst

Thank you very much, couple of quick questions. First, with regard to your revenues, can you give us just a broad sense as to what your revenue mix by end market looks like for the quarter?

John Colson - Quanta Services - Chairman & CEO

James, do you have that information?

I don’t think we got it broken out like we normally do on a conference call but I think we can give you some ideas I think here.

James Haddox - Quanta Services - CFO

These numbers are really preliminary here because we haven’t actually scrubbed the numbers, and when I say that, I should clarify that because this is broken down by operating unit as opposed to by customer. And we have to gather the customer information between now and the time we do a final announcement. I think we’re talking about probably 67 percent, 67 percent or so from utility and gas. Probably 6 percent from inside electrical, 5 percent from cable, 6 percent, 6 percent to 7 percent from specialty; and I haven’t been keeping track of it but the rest of it comes from telecom.

Alex Rygiel - Friedman, Billings, Ramsey & Co. - Analyst

And with regards to telecom, you mentioned earlier that you are currently working on a few of the fiber-to-the-premise, fiber-to-the-

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PWR - Quanta Services Revises Second Quarter Estimate

node projects and you’re in active discussions for others. Can you expand upon that little bit?

John Colson - Quanta Services - Chairman & CEO

Yes, we will on our conference call in August. We have received several projects, and we expect to receive several more as the time goes on. There are ongoing negotiations now, but the work is primarily in Florida, Texas and California.

Alex Rygiel - Friedman, Billings, Ramsey & Co. - Analyst

I just want to confirm that those projects that you are working on you’re in active discussions with are with either Verizon or SBC or both?

John Colson - Quanta Services - Chairman & CEO

Primarily with Verizon but also with other fiber-to-the-premise initiatives.

Alex Rygiel - Friedman, Billings, Ramsey & Co. - Analyst

Thank you.

Operator

Our next question comes from Alan Streiter with McMahan Securities. Please go ahead with your question.

Alan Streiter – McMahan Securities – Analyst

Just back on the cash flow, I believe some of the cash flow that you guys were talking about in the past was related to an income tax refund, are you guys still expecting to get the refund?

James Haddox - Quanta Services - CFO

Yes, I’m sorry I didn’t mention that. That is still there and still included in that number, the $100 million. It’s about $30 million.

Alan Streiter – McMahan Securities - Analyst

And what is the timing on that?

James Haddox - Quanta Services - CFO

It should be fourth quarter.

Alan Streiter – McMahan Securities - Analyst

It should be fourth quarter. And what is the size of the Adelphia receivable that you are talking about selling?

James Haddox - Quanta Services - CFO

It’s about $30 million.

Alan Streiter – McMahan Securities - Analyst

$30 million, and how much of a discount to that are you thinking of taking?

James Haddox - Quanta Services - CFO

I don’t think I can say that right now. I think I’m under a confidentiality agreement. I cannot really talk about that.

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PWR - Quanta Services Revises Second Quarter Estimate

Alan Streiter – McMahan Securities - Analyst

All right, but the sale of the Adelphia receivable would be added into the $100 million that you been talking about in the past?

James Haddox - Quanta Services - CFO

Yes. I mean it’s kind of my - what I was saying is it’s a cushion. That number would not be a significant piece of the $100 million, but that’s why I feel comfortable saying $100 million.

Alan Streiter – McMahan Securities – Analyst

Okay, all right.

James Haddox - Quanta Services - CFO

And the $30 million is a ballpark estimate of the amount that we would get for it.

Alan Streiter – McMahan Securities - Analyst

And that $30 million tax refund is obviously the big number in the $100 million of free cash flow.

James Haddox - Quanta Services - CFO

Yes. That is in that $100 million.

Alan Streiter – McMahan Securities - Analyst

Right. And you said you still had about $200 million in cash?

James Haddox - Quanta Services - CFO

Yes, I think we are going to end up with at the end of the quarter somewhere over $197 million, and we’ve got over 200 million today.

Alan Streiter – McMahan Securities - Analyst

Okay, so you had a little over $197 million at quarter end; that means, I think you said you had $196 million at the last quarter, so just a slightly positive quarter?

James Haddox - Quanta Services - CFO

$195.4 million at the end of the last quarter.

Alan Streiter – McMahan Securities - Analyst

So a couple million in the last quarter, and you’ve generated a couple more since.

James Haddox - Quanta Services - CFO

That’s right.

Alan Streiter – McMahan Securities - Analyst

Good. Thanks.

Operator

(OPERATOR INSTRUCTIONS) Our next question comes from Mike Barone with Akela Capital. Please go ahead with your question.

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PWR - Quanta Services Revises Second Quarter Estimate

Mike Barone – Akela Capital - Analyst

My question has already been answered. Thank you.

Operator

Thank you. Our next question comes from Bob Sales with LMK Capital Management. Please go ahead with your question.

Bob Sales - LMK Capital Mgmt - Analyst

Just a follow through on the telecom question: you mentioned that your contracts are primarily with Verizon and some others. Is it your expectation that you will get some SBC work, or are you not in a position to comment?

John Colson - Quanta Services - Chairman & CEO

Yes, we anticipate receiving some SBC work, but I don’t anticipate getting that initiative starting out in the next quarter or so. It will probably be a 2005 initiative.

Bob Sales - LMK Capital Mgmt - Analyst

Thank you.

Operator

Thank you. Our next question comes from Mark Bishop with the Boston Company. Please go ahead with your question.

Mark Bishop - Boston Company - Analyst

I’m just a little unclear on the tax rate. What was your tax rate forecast before, and what is the tax rate forecast now?

James Haddox - Quanta Services - CFO

The tax rate that we used at the end of the first quarter was 48.5 percent, and now we are using a number that is somewhere between 33 and 34 percent. It’s an effective rate.

Mark Bishop - Boston Company - Analyst

Okay. So the number is? Okay. Great. Thanks very much.

James Haddox - Quanta Services - CFO

Just to further explain that, we’re letting each period stand-alone now. In other words we calculated our tax rate based upon what the effective tax rate would be if we filed the tax return at the end of the second quarter. And we will continue to do that for the rest of the year at the end of each quarter.

Mark Bishop - Boston Company - Analyst

Okay, so the 33 to 34 percent, that is just for Q2, or that’s cumulative for the first half?

James Haddox - Quanta Services - CFO

For the six months ended June 30.

Mark Bishop - Boston Company - Analyst

Thank you.

James Haddox - Quanta Services - CFO

I should also clarify while I am on, due to Reg G, sometimes you forget about these things, but under Reg G, I need to define free cash flow because I gave you that number a minute ago, and that is cash flow from operations minus capital expenditures.

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FINAL TRANSCRIPT

PWR - Quanta Services Revises Second Quarter Estimate

Operator

Mr. Bishop, did you have any additional questions?

Mark Bishop - Boston Company - Analyst

And, let’s see, what is the forecast for capex now?

John Colson - Quanta Services - Chairman & CEO

I think it’s approximately $40 million for the year depending on growth, of course. But I expect it will be around $40 million.

Mark Bishop - Boston Company - Analyst

Thank you.

Operator

Thank you. Our next question is a follow-up from Mr. Sales. Please go ahead with your follow-up question.

Bob Sales – LMK Capital Mgmt- Analyst

I apologize if most of the people on this call understand this issue. But explain to me if you are going to show kind of breakeven to a loss for the year and have, I think you have, loss carryforwards for the last year or two, why are you in a position of paying taxes?

James Haddox - Quanta Services - CFO

We’re not. But under GAAP we’ve got the tax provision. But we’re not expecting to be a cash taxpayer this year.

Bob Sales – LMK Capital Mgmt - Analyst

So this is a non-cash flow item?

James Haddox - Quanta Services - CFO

That’s right.

John Colson - Quanta Services - Chairman & CEO

And we should point out we have not given guidance for the year; that was one of the caller’s suggestions. That was not our guidance.

Bob Sales – LMK Capital Mgmt- Analyst

Right. I’m being a bit presumptive.

John Colson - Quanta Services - Chairman & CEO

Okay.

Operator

Mr. Sales, did you have any additional questions?

Bob Sales – LMK Capital Mgmt- Analyst

No sir.

Operator

Thank you. Our next question comes from David Muccia from Front Point Partners. Please go ahead with your question.

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FINAL TRANSCRIPT

PWR - Quanta Services Revises Second Quarter Estimate

David Muccia - Front Point Partners - Analyst

Okay. Thanks. I apologize if you have given this number already, but have you updated your backlog at this point?

John Colson - Quanta Services - Chairman & CEO

No, we haven’t given an update on the backlog. We will be working on that and give it on the call in August. But there’s not a significant difference between backlog now and what it was at the end of the first quarter.

David Muccia - Front Point Partners - Analyst

Okay, and then any — how about year-over-year, roughly the same I think you’re close to a billion?

James Haddox - Quanta Services - CFO

There’s an increase year-over-year.

David Muccia - Front Point Partners - Analyst

Okay, all right. Great, thank you.

Operator

Thank you. Gentlemen, there are no further questions at this time. Please continue.

Ken Dennard - Managing Partner - DRG&E

James, John, this is Ken. My phone got cut off somehow before so I’ll just go ahead and say if any of you would like to listen to a replay of today’s call it will be available via webcast by going to QuantaServices.com or there is a telephonic recorded instant replay that is in the press release. As far as the information reported on this call, speaks only as of today, July 26, 2004, and therefore you are advised that time-sensitive information may no longer be accurate at the time of any replay. John if you would like to give closing statements.

John Colson - Quanta Services - Chairman & CEO

Because of the telecommunications problem there, our legal staff has asked me to as a reminder the Company’s statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks materialize or should underlying assumptions prove to be incorrect, actual results may differ materially from those expected. For more detailed information and a discussion of these risks, investors are urged to refer to the Company’s filings with the SEC.

I want to thank you all for joining us on the call this morning. We look forward to talking to you in more detail on our second-quarter earnings conference call on the sixth of August. Thank you very much. Goodbye.

Operator

Thank you. Ladies and gentlemen, this concludes the Quanta Services conference call. You may now disconnect, and thank you for using AT&T.

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PWR - Quanta Services Revises Second Quarter Estimate

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